Exhibit 12.1
Reckson Associates Realty Corp.
Ratios of earnings to fixed charges

The following table sets forth the calculation of the Company's consolidated ratios of earnings to fixed charges for the periods shown (in thousands):

                                                       Three Months                       Year Ended December 31,
                                                          Ended          --------------------------------------------------------
                                                       March 31, 2004        2003        2002        2001        2000        1999
                                                      ----------------------------------------------------------------------------
Fixed Charges:
  Interest                                                    $ 27,733     $ 89,019    $ 90,507    $ 90,890    $ 88,518    $ 68,154
  Ground rents                                                   1,541        2,201       2,305       2,595       2,464       1,731
  Amortization of debt issuance costs                              927        3,337       4,460       4,465       4,054       3,406

                                                      ----------------------------------------------------------------------------
    Total fixed charges                                       $ 30,201     $ 94,557    $ 97,272    $ 97,950    $ 95,036    $ 73,291
                                                      ============================================================================

Income from continuing operations before
  minority interests and fixed charges                        $ 49,821    $ 139,836   $ 169,446   $ 218,405   $ 212,940   $ 161,392
                                                      ============================================================================

Ratio of earnings to fixed charges                               1.65x       1.48x        1.74x       2.23x      2.24x       2.20x
                                                      ============================================================================



The following table sets forth the calculation of the Company's consolidated ratios of earnings to fixed charges and preferred stock dividends for the periods shown (in thousands):


                                                       Three Months                       Year Ended December 31,
                                                          Ended          --------------------------------------------------------
                                                       March 31, 2004        2003        2002        2001        2000        1999
                                                      ----------------------------------------------------------------------------
Fixed Charges:
  Interest                                                    $ 27,733     $ 89,019    $ 90,507    $ 90,890    $ 88,518    $ 68,154
  Ground rents                                                   1,541        2,201       2,305       2,595       2,464       1,731
  Amortization of debt issuance costs                              927        3,337       4,460       4,465       4,054       3,406
  Preferred stock dividends                                      4,533       22,360      23,123      26,601      34,387      31,092

                                                      ----------------------------------------------------------------------------
    Total fixed charges and preferred stock dividends         $ 34,734    $ 116,917   $ 120,395   $ 124,551   $ 129,423   $ 104,383
                                                      ============================================================================

Income from continuing operations before minority
  interests, fixed charges and preferred stock
  dividends                                                   $ 49,821    $ 139,836   $ 169,446   $ 218,405   $ 212,940   $ 161,392
                                                      ============================================================================

Ratio of earnings to fixed charges and preferred
  stock dividends                                               1.43x        1.20x        1.41x        1.75x      1.65x       1.55x
                                                      ============================================================================